                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ---------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act Of 1933
                        --------------------------


                               DST SYSTEMS, INC.
           -----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

                    Delaware                 43-1581814
               ---------------------------------------------
    (State of Incorporation)     (I.R.S. Employer Identification No.)

                     333 West 11th Street, 5th Floor
                     Kansas City, Missouri 64105-1594
                 (Address of Principal Executive Offices)

     DST SYSTEMS, INC. 1995 STOCK OPTION AND PERFORMANCE AWARD PLAN
     --------------------------------------------------------------
                         (Full Title of the Plan)

                         ROBERT C. CANFIELD, ESQ.
        Senior Vice President, General Counsel, and Secretary
                            DST Systems, Inc.
                   333 West 11th Street, 5th Floor
                   Kansas City, Missouri  64105-1594
                              (816) 435-1000

        ---------------------------------------------------------
       (Name, Address, and Telephone Number of Agent for Service)

                       CALCULATION OF REGISTRATION FEE

Title of     	               	Proposed      	Proposed       	Amount of
securities      	Amount      	maximum        	maximum     	Registration
to be           	to be     offering price   	aggregate        	fee
registered    	registered 	   per share    offering price 		<FN1><FN4>
------------ 	 ---------- 	-------------- 	-------------- 	-----------


Common Stock,
par value
$0.01 per	   	3,000,000  	   72.25         	216,750,000       60,257
             	Shares <F2>

Interests
in the Plan <F3>

<F1>	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the high and low prices of a share of Common Stock of DST Systems, Inc. reported for trading on the New York Stock Exchange on May 3, 2000.

<F2>	This Registration Statement registers an additional 3,000,000 shares under the 1995 Stock Option and Performance Award Plan, under which 9,000,000 shares have previously been registered (SEC File Nos. 333-04197 and 333-69377).

<F3>	To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.

<F4>	Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

     On May 21, 1996, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (SEC File No. 333-04197) (the "First Registration Statement") relating to 6,000,000 shares of the Registrant's common stock to be issued pursuant to the DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Option Plan"). On December 21, 1998, the Registrant filed with the Commission a Registration Statement on Form S-8 (SEC File No. 333-69377) (the "Second Registration Statement") relating to 3,000,000 additional shares of the Registrant's common stock to be issued pursuant to the Option Plan. Each of the First and Second Registration Statements is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the First Registration Statement and Second Registration Statement relate and (b) to be issued pursuant to the Option Plan. The contents of the First Registration Statement and Second Registration Statement are incorporated herein by reference.

             (Remainder of page intentionally left blank.)

                   SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Kansas City, State of Missouri, on May 9, 2000.

                                 DST SYSTEMS, INC.

                                 By:	/s/ Thomas A. McDonnell
                                 ------------------------------------
                                 Thomas A. McDonnell
                                 President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints each of the Company's Chief Executive Officer, General Counsel, and Chief Financial Officer (currently Thomas A. McDonnell, Robert C. Canfield, and Kenneth V. Hager respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange on which the Registrant's stock registered hereunder is traded, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person'' substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature			             		Title		            		   Date
       ---------                		-----                  	----

/s/ Thomas A. McDonnell			   President, Chief		        May 9, 2000
-----------------------		   	Executive Officer
Thomas A. McDonnell        		(Principal Executive
                             Officer), and Director

/s/ Kenneth V. Hager		      	Vice President	          	May 9, 2000
-----------------------		   	Chief Financial
Kenneth V. Hager			         	Officer, and Treasurer
                       						(Principal Financial
                       						Officer)

/s/ Gregg W. Givens        		Vice President and        May 9, 2000
-----------------------    		Chief Accounting Officer
Gregg W. Givens


/s/ A. Edward Allinson			    Director	               		May 9, 2000
-----------------------
A. Edward Allinson


/s/ Michael G. Fitt*	       	Director	 	              	May 9, 2000
-----------------------
Michael G. Fitt


/s/ Thomas A. McCullough		   Director		               	May 9, 2000
-----------------------
Thomas A. McCullough

/s/ William C. Nelson*		    	Director			               May 9, 2000
-----------------------
William C. Nelson

/s/ M. Jeannine		          		Director	               		May 9, 2000
    Strandjord*
------------------------
M. Jeannine Strandjord


/s/ James C. Castle	      		Director			                May 9, 2000
------------------------
James C. Castle


/s/ George L. Argyros	    		Director		                	May 9, 2000
------------------------
George L. Argyros

     *Member of the Committee appointed to administer the Plan, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plan.

                               INDEX TO EXHIBITS


Exhibit
Number     	Description of Exhibit
---------  	----------------------
4.1	        DST Systems, Inc. 1995 Stock Option and Performance
            Award Plan, amended and restated as of February 29, 2000, which is attached as Exhibit 10.30 to the Company's 10-K dated March 15, 2000 (SEC File No. 001-14036), is hereby incorporated by reference as Exhibit 4.1.

4.2	       	DST's Delaware Certificate of Incorporation, as restated, which is attached as Exhibit 3.1 to DST's Registration Statement on Form S-1 dated September 1, 1995 (SEC File No. 33-96526) (the
            "IPO Registration Statement"), is hereby incorporated by reference as Exhibit 4.2.

4.3       		Amended and Restated By-Laws of DST Systems, Inc., which are attached as Exhibit 3.2 to DST's IPO Registration Statement, are
            hereby incorporated by reference as Exhibit 4.3.

4.4.1	      The Certificate of Designations dated October 16, 1995,
            establishing the Series A Preferred Stock of the Company, which is attached as Exhibit 4.3 to the Company's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.4.1.

4.4.2	      The Summary of the Preferred Stock Purchase Rights set forth in
            Form 8-A dated November 15, 1995 (SEC File No. 1-14036) (the
            "The Rights 8-A") is hereby incorporated by reference as Exhibit


4.4.3 The first amendment dated July 30, 1998 (the "July 8-A Amendment") to The Rights 8-A is hereby incorporated by reference as Exhibit 4.4.3.

4.4.4 The second amendment dated September 27, 1999 (the "September 8-A Amendment") to The Rights 8-A is hereby incorporated by reference as Exhibit 4.4.4.

4.4.5 The Rights Agreement dated as of October 6, 1995 (the "Rights Agreement"), between the Company and State Street Bank and Trust Company, as rights agent, which is attached as Exhibit 4.4 to the Company's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.4.5.

4.4.6 The first amendment dated as of July 9, 1998 to Rights Agreement, which is attached as Exhibit 99 to the July 8-A Amendment, is hereby incorporated by reference as Exhibit 4.4.6.

4.4.7 The second amendment dated as of September 10, 1999 to the Rights Agreement, which is attached as Exhibit 99 to the September 8-A Amendment, is hereby incorporated by reference as Exhibit 4.4.7.

4.5	       	The description of the Company's Common Stock, set forth under the headings "Description of Capital Stock" and "Dividend
            Policy" in the IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.5.

5.1		       Opinion of Sonnenschein Nath & Rosenthal, counsel to DST,
            regarding legality (including consent).

23.1	      	Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
            5.1).

23.2	      	Consent of PricewaterhouseCoopers LLP, independent accountants.

24	        	Power of Attorney (included on signature page).